     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 1996


                                                REGISTRATION NO. 333-07209
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                             SECURITIES ACT OF 1933

                             ---------------------

                     AMERICAN BANKERS INSURANCE GROUP, INC.
               (Exact name of Registrant as Specified in Charter)

                     FLORIDA                                           59-1985922
           (State or other jurisdiction                             (I.R.S. Employer
        of incorporation or organization)                         Identification No.)

                            11222 QUAIL ROOST DRIVE
                           MIAMI, FLORIDA 33157-6596
                                 (305) 253-2244
     (Address including zip code, telephone number, including area code, of
                   Registrant's principal executive offices)

                                LEONARDO GARCIA
                                   SECRETARY
                            11222 QUAIL ROOST DRIVE
                           MIAMI, FLORIDA 33157-6596
                                 (305) 253-2244
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                    COPY TO:

            JOSEPHINE CICCHETTI, ESQ.                          JONATHAN L. FREEDMAN, ESQ.
        JORDEN BURT BERENSON & JOHNSON LLP                          DEWEY BALLANTINE
          777 BRICKELL AVENUE, SUITE 500                      1301 AVENUE OF THE AMERICAS
            MIAMI, FLORIDA 33131-2803                        NEW YORK, NEW YORK 10019-6092
                  (305) 371-2600                                     (212) 259-8000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to its Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on the 17th day of July, 1996.


                                          AMERICAN BANKERS INSURANCE GROUP, INC.


                                          By:   /s/  Floyd G. Denison

                                                -------------------------------

                                                      Floyd G. Denison


                                                  Executive Vice President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on July 17, 1996.


                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
                          *                    Chairman of the Board
- ---------------------------------------------
               R. Kirk Landon

                          *                    Vice Chairman of the Board, Chief Executive
- ---------------------------------------------    Officer & President
              Gerald N. Gaston

                          *                    Chief Accounting Officer, Chief Financial
- ---------------------------------------------    Officer, Vice President and Treasurer
              Arthur W. Heggen

                          *                    Director
- ---------------------------------------------
            William H. Allen, Jr.

                          *                    Director
- ---------------------------------------------
           Nicholas A. Buoniconti

                          *                    Director
- ---------------------------------------------
              Armando M. Codina

                          *                    Director
- ---------------------------------------------
               Peter J. Dolara

                  SIGNATURE                                        TITLE
- ---------------------------------------------  ----------------------------------------------
                          *                    Director
- ---------------------------------------------
               Daryl L. Jones

                          *                    Director
- ---------------------------------------------
               James F. Jorden

                          *                    Director
- ---------------------------------------------
                Jack F. Kemp

                          *                    Director
- ---------------------------------------------
             Malcolm G. MacNeill

                          *                    Director
- ---------------------------------------------
           Eugene M. Matalene, Jr.

                          *                    Director
- ---------------------------------------------
              Albert H. Nahmad

                          *                    Director
- ---------------------------------------------
           Nicholas J. St. George

                          *                    Director
- ---------------------------------------------
              Robert C. Strauss

                          *                    Director
- ---------------------------------------------
            George E. Williamson

*By:  /s/  Floyd G. Denison
     ----------------------------------------
     Floyd G. Denison, Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                          DESCRIPTION
- ------      ------------------------------------------------------------------------------------
  1     --  Form of Underwriting Agreement*
  4     --  Form of Third Amended and Restated Articles of Incorporation (including designation for the Convertible Preferred Stock)**
  5     --  Opinion of Jorden Burt Berenson & Johnson LLP**
 12     --  Schedule of Computation of Ratio of Earnings to Fixed Charges*
 23.1   --  Consent of Price Waterhouse LLP*
 23.2   --  Consent of Jorden Burt Berenson & Johnson LLP (included in Exhibit 5)**
 24     --  Power of Attorney*
 27     --  Financial Data Schedule*
 28     --  Information from reports furnished to State Insurance regulatory authorities*


- ---------------


 * Previously filed.


** Filed herewith.